Demand Media Reports First Quarter 2013 Results
•Revenue and Revenue ex-TAC(1) up 17% and 15% Year-over-Year
•Adj. EBITDA(1) up 16% Year-over-Year
•Adj. EPS(1) Grows 29% Year-over-Year
•Free Cash Flow(1) Increases 56% Year-over-Year to $18.6 Million

SANTA MONICA, CA - May 7, 2013 - Demand Media, Inc. (NYSE: DMD), a leading digital media and domain services company, today reported financial results for the first quarter ended March 31, 2013.

“Strong growth from our owned & operated content and media properties drove our Q1 results, highlighting the unique capabilities of our content discovery, creation and distribution platform. Further, we accelerated our paid content strategy with the acquisition of Creativebug, a premier online destination for arts and crafts instruction, which will provide our large eHow crafts audience with an expanded learning experience. In addition, we signed up over 400 resellers to our new gTLD tools and received more than two million expressions of interest for domains to be registered with new gTLDs,” said Richard Rosenblatt, Chairman and CEO of Demand Media. "We are excited about the distinct long-term growth opportunities for both of our businesses."

Financial Summary
In millions, except per share amounts
	Three months ended March 31,
	2012	2013	Change
Total Revenue	$86.2	$100.6	17%

Content & Media Revenue ex-TAC(1)	$50.6	$59.9	18%
Registrar Revenue	32.3	35.3	9%
Total Revenue ex-TAC(1)	$82.9	$95.2	15%

Income (loss) from Operations	$(2.9)	$1.3	NA
Adjusted EBITDA(1)	$21.9	$25.4	16%
Net income (loss)	$(1.8)	$0.7	NA
Adjusted net income(1)	$5.9	$8.2	37%

EPS - diluted	$(0.02)	$0.01	NA
Adjusted EPS(1)	$0.07	$0.09	29%

Cash Flow from Operations	$18.5	$26.8	45%
Free Cash Flow(1)	$11.9	$18.6	56%

(1) These non-GAAP financial measures are described below and reconciled to their comparable GAAP measures in the accompanying tables.

Q1 2013 Financial Summary:

•	Content & Media revenue ex-TAC grew 18% year-over-year, driven by 26% Owned & Operated revenue growth, while Network revenue ex-TAC declined 9% due to lower revenue from YouTube Channels.

•	Registrar revenue grew 9% year-over-year, due to growth from existing partners and the Q4 2012 acquisition of Name.com.

•	Adjusted EBITDA increased 16% year-over-year, driven primarily by the growth in higher margin media content.

“2013 is an investment year for Demand Media and we are pleased to deliver strong Q1 results while investing in both of our businesses,” said Demand Media's CFO Mel Tang.  "Our record Free Cash Flow in the first quarter grew 56% year-over-year and helped fund the acquisition of Creativebug and other new growth initiatives. We believe these investments will help position both of our businesses as leaders in their respective markets, as we continue to make steady progress towards separating our business into two publicly traded companies.”

Business Highlights:

•	March 2013 comScore Rankings:

◦	On a consolidated basis, Demand Media ranked as the #12 US web property, up from #14 in December 2012.

◦	Demand Media's properties reached more than 126 million unique visitors worldwide.

◦	eHow.com ranked as the #10 website in the US and had more than 90 million unique users worldwide, up from #13 in December 2012 with more than 80 million unique users worldwide.

◦	Livestrong.com/eHow Health ranked as the #3 Health property in the US.

◦	Cracked ranked as the #2 Humor property in the US.

•	In March 2013, Demand Media announced its expansion into e-learning with the acquisition of Creativebug, a premier online destination for arts and crafts instruction.

•	Demand Media's Registrar business has received more than two million expressions of interest for domains to be registered with the new gTLDs.

•
During Q1 of 2013, Demand Media repurchased approximately 559,000 shares of common stock for $4.8 million under its Board-authorized $50.0 million share repurchase program. To date, the Company has repurchased approximately 4.0 million shares of common stock for $30.8 million.

Operating Metrics:

	Three months ended March 31,
	2012	2013	% Change
Content & Media Metrics:
Owned and operated
Page views(1) (in millions)	3,142	3,780	20%
RPM(2)	$12.52	$13.15	5%

Network of customer websites
Page views(1)(in millions)	4,722	4,867	3%
RPM(2)	$3.10	$3.20	3%
RPM ex-TAC(3)	$2.38	$2.09	(12)%

Registrar Metrics:
End of Period # of Domains(4) (in millions)	13.3	14.0	5%
Average Revenue per Domain(5)	$9.94	$10.22	3%
____________________

(1)
Page views represent the total number of web pages viewed across (a) our owned and operated websites and/or (b) our network of customer websites, to the extent that the viewed customer web pages host the Company's monetization, social media and/or content services.

(2)	RPM is defined as Content & Media revenue per one thousand page views.

(3)	RPM ex-TAC is defined as Content & Media Revenue ex-TAC per one thousand page views.

(4)	A domain is defined as an individual domain name registered by a third-party customer on our platform for which we have begun to recognize revenue.

(5)
Average revenue per domain is calculated by dividing Registrar revenue for a period by the average number of domains registered in that period.  Average revenue per domain for partial year periods is annualized.

Q1 2013 Operating Metrics:

•
Owned & Operated page views increased 20% year-over-year, driven primarily by strong traffic growth on eHow.com and Livestrong.com. Owned & Operated RPMs increased 5% year-over-year, reflecting higher RPMs on certain of our core properties as well as continued monetization growth from mobile traffic.

•
Network page views increased 3% year-over-year to 4.9 billion, due primarily to growth on the IndieClick network, offset somewhat by lower traffic from social media partners. Network RPM ex-TAC decreased 12% year-over-year, reflecting lower revenue associated with less content delivered year-over-year, as we satisfied our final content delivery requirements under the YouTube Channels agreement.

•	End of period domains increased 5% year-over-year to 14.0 million, driven by the acquisition of Name.com, as well as organic reseller growth, with average revenue per domain up 3% year-over-year.

Business Outlook
The following forward-looking information includes certain projections made by management as of the date of this press release. The Company does not intend to revise or update this information, except as required by law, and may not provide this type of information in the future. Due to a variety of factors, actual results may differ significantly from those projected. The factors that may affect results include, without limitation, the factors referenced later in this announcement under the caption “Cautionary Information Regarding Forward-Looking Statements.” These and other factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission.

Excluding $5 to $10 million of estimated expenses in 2013 associated with the formation of the Company's gTLD initiative, the Company's guidance for the second quarter ending June 30, 2013 and fiscal year ending December 31, 2013 is as follows:
Second Quarter 2013

•	Revenue in the range of $105.0 - $107.0 million

•	Revenue ex-TAC in the range of $100.5 - $102.5 million

•	Adjusted EBITDA in the range of $26.5 - $28.5 million

•	Adjusted EPS in the range of $0.08 - $0.09 per share

•	Weighted average diluted shares 89.0 - 90.0 million

Full Year 2013

•	Revenue in the range of $436.0 - $442.0 million

•	Revenue ex-TAC in the range of $411.0 - $417.0 million

•	Adjusted EBITDA in the range of $110.5 - $114.5 million

•	Adjusted EPS in the range of $0.40 - $0.43 per share

•	Weighted average diluted shares 89.0 - 91.0 million

Conference Call and Webcast Information
Demand Media will host a corresponding conference call and live webcast at 5:00 p.m. Eastern time today. To access the conference call, dial 877.565.1268 (for domestic participants) or 937.999.3108 (for international participants). The conference ID is 50155166. To participate on the live call, analysts should dial-in at least 10-minutes prior to the commencement of the call. A live webcast also will be available on the Investor Relations section of the Company's corporate website at http://ir.demandmedia.com and via replay beginning approximately two hours after the completion of the call.

About Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”), we use certain non-GAAP financial measures described below. The presentation of this additional financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. For more information on these non-GAAP financial measures, please see the tables captioned “Reconciliation of Non-GAAP Measures to Unaudited Consolidated Statements of Operations” included at the end of this release.
The non-GAAP financial measures presented in this release are the primary measures used by the Company's management and board of directors to understand and evaluate its financial performance and operating trends, including period to period comparisons, to prepare and approve its annual budget and to develop short and long term operational plans. Additionally, Adjusted EBITDA is the primary measure used by the compensation committee of the Company's board of directors to establish the funding targets for and fund its annual bonus pool for the Company's employees and executives. We believe our presented non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) management frequently uses them in its discussions with investors, commercial bankers, securities analysts and other users of its financial statements.

Revenue ex-TAC is defined by the Company as GAAP revenue less traffic acquisition costs (TAC). TAC comprises the portion of Content & Media GAAP revenue shared with the Company's network customers. Management believes that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal managerial purposes and helps facilitate a more complete period-to-period understanding of factors and trends affecting the Company's underlying revenue performance of its Content & Media service offering.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) is defined by the Company as net income (loss) before income tax expense, other income (expense), interest expense (income), depreciation, amortization, stock-based compensation, as well as the financial impact of acquisition and realignment costs, the formation expenses directly related to its gTLD initiative, and any gains or losses on certain asset sales or dispositions. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, (3) employee severance payments attributable to acquisition or corporate realignment activities, and (4) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.

Management believes that these non-GAAP financial measures reflect the Company's business in a manner that allows for meaningful period to period comparisons and analysis of trends. In particular, the exclusion of certain expenses in calculating Adjusted EBITDA can provide a useful measure for period to period comparisons of the Company's underlying recurring revenue and operating costs, which is focused more closely on the current costs necessary to utilize previously acquired long-lived assets. In addition, management believes that it can be useful to exclude certain non-cash charges because the amount of such expenses is the result of long-term investment decisions in previous periods rather than day-to-day operating decisions. For example, due to the long-lived nature of a majority of its media content, the revenue generated by the Company's media content assets in a given period bears little relationship to the amount of its investment in media content in that same period. Accordingly, management believes that content acquisition costs represent a discretionary long-term capital investment decision undertaken at a point in time. This investment decision is clearly distinguishable from other ongoing business activities, and its discretionary nature and long-term impact differentiate it from specific period transactions, decisions regarding day-to-day operations, and activities that would have an immediate impact on operating or financial performance if materially changed, deferred or terminated.

Adjusted Earnings Per Share is defined by the Company as Adjusted Net Income divided by the weighted average number of shares outstanding. Adjusted Net Income is defined by the Company as net income (loss) before the effect of stock-based compensation, amortization of intangible assets acquired via business combinations, accelerated amortization of intangible assets removed from service, acquisition and realignment costs, the formation expenses directly related to its gTLD initiative, and any gains or losses on certain asset sales or dispositions, and is calculated using the application of a normalized effective tax rate. Acquisition and realignment costs include such items, when applicable, as (1) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (2) legal, accounting and other professional fees directly attributable to acquisition activity, (3) employee severance payments attributable to acquisition or corporate realignment activities, and (4) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these expenses to be indicative of the Company's ongoing operating results or future outlook.

Management believes that Adjusted Net Income and Adjusted Earnings Per Share provide investors with additional useful information to measure the Company's underlying financial performance, particularly from period to period, because these measures are exclusive of certain non-cash expenses not directly related to the operation of its ongoing business (such as amortization of intangible assets acquired via business combinations, as well as certain other non-cash expenses such as purchase accounting adjustments and stock-based compensation) and include a normalized effective tax rate based on the Company's statutory tax rate.

Discretionary Free Cash Flow is defined by the Company as net cash provided by operating activities excluding cash outflows from acquisition and realignment activities, the formation expenses directly related to its gTLD initiative, and expenditures related to the separation of Demand Media into two distinct publicly traded companies, less capital expenditures to acquire property and equipment. Free Cash Flow is defined by the Company as Discretionary Free Cash Flow less investments in intangible assets and is not impacted by gTLD application payments, which were $18.2 million in 2012. Management believes that Discretionary Free Cash Flow and Free Cash Flow provide investors with additional useful information to measure operating liquidity because they reflect the Company's underlying cash flows from recurring operating activities after investing in capital assets and intangible assets. These measures are used by management, and may also be useful for investors, to assess the Company's ability to generate cash flow for a variety of strategic opportunities, including reinvestment in the business, pursuing new business opportunities, potential acquisitions, payment of dividends and share repurchases.

The use of these non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense, or cash flows that affect the Company's operations. An additional limitation of these non-GAAP financial measures is that they do not have standardized meanings, and therefore other companies may use the same or similarly named measures but exclude different items or use different computations. Management compensates for these limitations by reconciling these non-GAAP financial measures to their most comparable GAAP financial measures within its financial press releases. Non-GAAP financial measures should be considered in addition to, not as a substitute for, financial measures prepared in accordance with GAAP. Further, these non-GAAP financial measures may differ from the non-GAAP financial information used by other companies, including peer companies, and therefore comparability may be limited. We encourage investors and others to review our financial information in its entirety and not rely on a single financial measure. The accompanying tables have more details on the GAAP financial measures and the related reconciliations.
About Demand Media

Demand Media, Inc. (NYSE: DMD) is a leading digital media and domain services company that informs and entertains one of the internet's largest audiences, helps advertisers find innovative ways to engage with their customers and enables publishers, individuals and businesses to expand their online presence. Headquartered in Santa Monica, CA, Demand Media has offices in North America, South America and Europe. For more information about Demand Media, please visit www.demandmedia.com.

Cautionary Information Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements involve risks and uncertainties regarding the Company's future financial performance, and are based on current expectations, estimates and projections about our industry, financial condition, operating performance and results of operations, including certain assumptions related thereto. Statements containing words such as guidance, may, believe, anticipate, expect, intend, plan, project, projections, business outlook, and estimate or similar expressions constitute forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered an indication of future performance. Potential risks and uncertainties include, among others: our ability to complete a separation of our business as announced herein and unanticipated developments that may delay or negatively impact such a transaction; the possibility that we may decide not to proceed with the separation of our business as announced herein if we determine that alternative opportunities are more favorable to our stockholders; the possibility that we decide to separate our business in a manner different from that disclosed herein; the impact and possible disruption to our operations from pursuing such a separation transaction announced herein; our ability to retain key personnel; the high costs we will likely incur in connection with such a transaction, which we would not be able to recoup if such a transaction is not consummated; the expectation that the transaction announced herein will be tax-free; revenue and growth expectations for the two independent companies following the separation of our business; the ability of each business to operate as an independent entity upon completion of such a transaction; changes in the methodologies of internet search engines, including ongoing algorithmic changes made by Google as well as possible future changes, and the impact such changes may have on page view growth and driving search related traffic to our owned and operated websites and the websites of our network customers; changes in our content creation and distribution platform, including the possible repurposing of content to alternate distribution channels, reduced investments in intangible assets or the sale or removal of content; our ability to successfully launch, produce and monetize new content formats; the inherent challenges of estimating the overall impact on page views and search driven traffic to our owned and operated websites based on the data available to us as internet search engines continue to make adjustments to their search algorithms; our ability to compete with new or existing competitors; our ability to maintain or increase our advertising revenue; our ability to continue to drive and grow traffic to our owned and operated websites and the websites of our network customers; our ability to effectively monetize our portfolio of content; our dependence on material agreements with a specific business partner for a significant portion of our revenue; future internal rates of return on content investment and our decision to invest in different types of content in the future, including premium video and other formats of text content; our ability to attract and retain freelance creative professionals; changes in our level of investment in media content intangibles; the effects of changes or shifts in internet marketing expenditures, including from text to video content as well as from desktop to mobile content; the effects of shifting consumption of media content from desktop to mobile; the effects of seasonality on traffic to our owned and operated websites and the websites of our network customers; our ability to continue to add partners to our registrar platform on competitive terms; our ability to successfully pursue and implement our gTLD initiative; changes in stock-based compensation; changes in amortization or depreciation expense due to a variety of factors; potential write downs, reserves against or impairment of assets including receivables, goodwill, intangibles (including media content) or other assets; changes in tax laws, our business or other factors that would impact anticipated tax benefits or expenses; our ability to successfully identify, consummate and integrate acquisitions; our ability to retain key customers and key personnel; risks associated with litigation; the impact of governmental regulation; and the effects of discontinuing or discontinued business operations. From time to time, we may consider acquisitions or divestitures that, if consummated, could be material. Any forward-looking statements regarding financial metrics are based upon the assumption that no such acquisition or divestiture is consummated during the relevant periods. If an acquisition or divestiture were consummated, actual results could differ materially from any forward-looking statements. More information about potential risk factors that could affect our operating and financial results are contained in our annual report on Form 10-K for the fiscal year ending December 31, 2012 filed with the Securities and Exchange Commission (http://www.sec.gov) on March 5, 2013, and as such risk factors may be updated in our quarterly reports on Form 10-Q filed with the Securities and Exchange Commission, including, without limitation, information under the captions Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations.

Furthermore, as discussed above, the Company does not intend to revise or update the information set forth in this press release, except as required by law, and may not provide this type of information in the future.

# # #
(Tables Follow)

Contacts
Investor Contact:	Media Contact:
Julie MacMedan	Jean Lin
Demand Media	Demand Media
(310) 917-6485	(310) 319-6854
Julie.MacMedan@demandmedia.com	Jean.Lin@demandmedia.com

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended March 31,
	2012	2013
Revenue	$86,234	$100,620
Operating expenses
Service costs (exclusive of amortization of intangible assets shown separately below) (1) (2)	41,262	48,177
Sales and marketing (1) (2)	10,393	14,083
Product development (1) (2)	10,124	11,160
General and administrative (1) (2)	15,395	16,375
Amortization of intangible assets	11,956	9,559
Total operating expenses	89,130	99,354
Income (loss) from operations	(2,896)	1,266
Other income (expense)
Interest income	15	7
Interest expense	(137)	(153)
Other income (expense), net	(19)	(78)
Total other expense	(141)	(224)
Income (loss) before income taxes	(3,037)	1,042
Income tax benefit (expense)	1,195	(373)
Net income (loss)	$(1,842)	$669
		—
(1) Stock-based compensation expense included in the line items above:
Service costs	$708	$611
Sales and marketing	1,536	1,923
Product development	1,688	1,165
General and administrative	3,459	3,564
Total stock-based compensation expense	$7,391	$7,263
(2) Depreciation included in the line items above:
Service costs	$3,650	$3,982
Sales and marketing	134	107
Product development	282	236
General and administrative	898	1,020
Total depreciation	$4,964	$5,345

Income (loss) per common share:
Net income (loss) attributable to common stockholders	$(1,842)	$669

Net income (loss) per share - basic	$(0.02)	$0.01
Net income (loss) per share - diluted	$(0.02)	$0.01

Weighted average number of shares - basic	82,942	86,618
Weighted average number of shares - diluted	82,942	87,743
____________________

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Balance Sheets
(In thousands)

	December 31, 2012	March 31, 2013
Current assets
Cash and cash equivalents	$102,933	$109,371
Accounts receivable, net	45,517	41,464
Prepaid expenses and other current assets	6,041	7,194
Deferred registration costs	57,718	62,288
Total current assets	212,209	220,317

Property and equipment, net	35,467	37,875
Intangible assets, net	91,061	89,700
Goodwill	267,034	271,392
Deferred registration costs	11,320	11,776
Other long-term assets	20,906	20,640
Total assets	$637,997	$651,700

Liabilities, Convertible Preferred Stock and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$10,471	$11,003
Accrued expenses and other current liabilities	40,489	43,489
Deferred tax liabilities	18,892	16,217
Deferred revenue	75,142	80,362
Total current liabilities	144,994	151,071
Deferred revenue	15,965	16,461
Other liabilities	4,847	8,654
Total liabilities	165,806	176,186

Stockholders’ equity (deficit)
Common stock and additional paid-in capital	562,703	570,223
Treasury stock	(25,932)	(30,767)
Accumulated other comprehensive income	15	(16)
Accumulated deficit	(64,595)	(63,926)
Total stockholders’ equity (deficit)	472,191	475,514
Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$637,997	$651,700

Demand Media, Inc. and Subsidiaries
Unaudited Condensed Consolidated Statements of Cash Flows
(In thousands)

	Three months ended March 31,
	2012	2013
Cash flows from operating activities:
Net income (loss)	$(1,842)	$669
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	16,920	14,904
Stock-based compensation	7,391	7,263
Other	(1,420)	209
Net change in operating assets and liabilities, net of effect of acquisitions	(2,571)	3,770
Net cash provided by operating activities	18,478	26,815

Cash flows from investing activities:
Purchases of property and equipment	(4,321)	(5,825)
Purchases of intangibles	(2,573)	(3,853)
Payments for gTLD applications	(130)	—
Cash paid for acquisitions	(243)	(6,092)
Other	—	—
Net cash used in investing activities	(7,267)	(15,770)

Cash flows from financing activities:
Repurchases of common stock	(2,990)	(4,835)
Proceeds from exercises of stock options and contributions to ESPP	2,115	1,746
Payments of withholding tax on net exercise of stock-based awards	(796)	(1,383)
Other	—	(92)
Net cash used in financing activities	(1,671)	(4,564)

Effect of foreign currency on cash and cash equivalents	(7)	(43)

Change in cash and cash equivalents	9,533	6,438
Cash and cash equivalents, beginning of period	86,035	102,933
Cash and cash equivalents, end of period	$95,568	$109,371

Demand Media, Inc. and Subsidiaries
Reconciliations of Non-GAAP Measures to Unaudited Consolidated Statements of Operations
(In thousands, except per share amounts)

	Three months ended March 31,
	2012	2013
Revenue ex-TAC:
Content & Media revenue	$53,963	$65,291
Less: traffic acquisition costs (TAC)	(3,379)	(5,436)
Content & Media Revenue ex-TAC	50,584	59,855
Registrar revenue	32,271	35,329
Total Revenue ex-TAC	$82,855	$95,184

Adjusted EBITDA:
Net income (loss)	$(1,842)	$669
Income tax expense/(benefit)	(1,195)	373
Interest and other expense, net	141	224
Depreciation and amortization(1)	16,920	14,904
Stock-based compensation	7,391	7,263
Acquisition and realignment costs(2)	61	376
gTLD expense(3)	429	1,618
Adjusted EBITDA	$21,905	$25,427

Discretionary and Total Free Cash Flow:
Net cash provided by operating activities	$18,478	$26,815
Purchases of property and equipment	(4,321)	(5,825)
Acquisition and realignment cash flows	—	302
gTLD expense cash flows(3)	314	1,121
Discretionary Free Cash Flow	14,471	22,413
Purchases of intangible assets	(2,573)	(3,853)
Free Cash Flow	$11,898	$18,560

Adjusted Net Income:
GAAP net income (loss)	$(1,842)	$669
(a) Stock-based compensation	7,391	7,263
(b) Amortization of intangible assets - M&A	2,929	2,791
(c) Content intangible assets removed from service(1)	1,818	66
(d) Acquisition and realignment costs(2)	61	376
(e) gTLD expense(3)	429	1,618
(f) Income tax effect of items (a) - (e) & application of 38% statutory tax rate to pre-tax income	(4,840)	(4,626)
Adjusted Net Income	$5,946	$8,157
Non-GAAP Adjusted Net Income per share - diluted	$0.07	$0.09
Shares used to calculate non-GAAP Adjusted Net Income per share – diluted	85,540	87,743
___________________
(1) The Company elected to remove certain content assets from service, resulting in accelerated amortization expense of $1.8 million and $0.1 million in the first quarter of 2012 and 2013, respectively.
(2) Acquisition and realignment costs include such items, when applicable, as (a) non-cash GAAP purchase accounting adjustments for certain deferred revenue and costs, (b) legal, accounting and other professional fees directly attributable to acquisition activity, (c) employee severance payments attributable to acquisition or corporate realignment activities, and (d) expenditures related to the separation of Demand Media into two distinct publicly traded companies. Management does not consider these costs to be indicative of the Company's core operating results.
(3) Comprises formation expenses directly related to the Company's gTLD initiative that did not generate associated revenue in 2012 or in Q1 of 2013.

Demand Media, Inc. and Subsidiaries
Unaudited GAAP Revenue, by Revenue Source
(In thousands)

	Three months ended March 31,
	2012	2013
Content & Media:
Owned and operated websites	$39,348	$49,703
Network of customer websites	14,615	15,588
Total Revenue – Content & Media	53,963	65,291
Registrar	32,271	35,329
Total Revenue	$86,234	$100,620

	Three months ended March 31,
	2012	2013
Content & Media:
Owned and operated websites	46%	49%
Network of customer websites	17%	16%
Total Revenue – Content & Media	63%	65%
Registrar	37%	35%
Total Revenue	100%	100%